UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INVENTRUST PROPERTIES CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Inventrust Properties JOIN YOUR FELLOW SHAREHOLDER AND VOTE TODAY!

Questions & Answers Why am I receiving this Notice of Internet Availability? Why did I receive this Notice Regarding the Availability of Proxy materials (Notice)? In 2007, the SEC adopted new Notice and Access Proxy rules. Companies are now permitted to send the enclosed Notice instead of a full printed set of proxy materials. The Notice and Access increases shareholder value and lowers your company’s printing and mailing costs. It also reduces environmental impact and allows for faster notification of how to access proxy materials. How do I view the proxy materials online? Go to www.proxyvote.com and follow the instructions to view the materials. It is necessary to provide the information printed in the box marked by the arrow XXXX XXXX XXXX XXXX located on the Notice. What if I still prefer to receive a paper copy of the proxy materials? Yes, you can easily request a paper copy at no cost. Refer to the “Before You Vote” section of the Notice for further instructions. Can I request to receive my proxy materials for future meetings by e-mailing rather than receive a Notice? Yes, you may request to receive proxy materials for all future meetings by e-mail. To do so, go to www.proxyvote.com or www.investordelivery.com and follow the electronic delivery enrollment instructions. How can I vote my shares Refer to the “How to Vote” section of the Notice for further instructions. You MAY NOT use your Notice to vote your shares, it is NOT a form for voting. If you send the Notice back your vote will not count. For more information please visit, www.sec.gov/spotlight/proxymatters/e-proxy.shtml